                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              ARMOR HOLDINGS, INC.


                                    ARTICLE I

                                  STOCKHOLDERS
                                  ------------

                  SECTION 1. ANNUAL MEETINGS. Subject to change by resolution of the Board of Directors, the annual meeting of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting shall be held on a date fixed, from time to time, by the Board of Directors of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. The meeting may be held at such time and such place within or without the State of Delaware as shall be fixed by the Board of Directors and stated in the notice of the meeting.

                  SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the Chief Executive Officer, a majority of the Board of Directors, or the Chairman of the Board. Special meetings shall be held on the date and at the time and place either within or without the State of Delaware as specified in the notice thereof.

                  SECTION 3. NOTICE OF MEETINGS. Except as otherwise expressly required by law or the Certificate of Incorporation of the Corporation, written notice stating the place and time of the meeting and the purpose or purposes of such meeting shall be given by the Secretary to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation not less than ten nor more than sixty days prior to the meeting. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall, in person or by attorney hereunto duly authorized, waive notice of any meeting, in writing or by telephone or facsimile, whether before or after such meeting be held, the notice thereof need not be given to him. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him. Notice of any adjourned meeting of stockholders need not be given except as provided in Section 5 of this Article I.

                  SECTION 4. QUORUM. Subject to the provisions of law in respect of the vote that shall be required for a specific action, the number of shares the holders of which shall be present or represented by proxy at any meeting of stockholders in order to constitute a quorum for the



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transaction of any business shall be at least a majority of all the shares issued and outstanding and entitled to vote at such meeting. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

                  SECTION 5. ADJOURNMENT. At any meeting of stockholders, whether or not there shall be a quorum present, the holders of a majority of the shares voting at the meeting, whether present in person at the meeting or represented by proxy at the meeting, may adjourn the meeting from time to time. Except as provided by law, notice of such adjourned meeting need not be given otherwise than by announcement of the time and place of such adjourned meeting at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

                  SECTION 6. ORGANIZATION. The Chairman of the Board or, in his absence or non-election, the Vice Chairman or, in his absence or non-election, the Chief Executive Officer or, or his absence, the President or, in the absence of the foregoing officers, a Vice President shall call meetings of the stockholders to order and shall act as Chairman of such meetings. In the absence of all of the foregoing officers, holders of a majority in number of the shares of the capital stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall elect a Chairman, who may be the Secretary of the Corporation. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders; but in the absence of the Secretary, the Chairman may appoint any person to act as secretary of the meeting.

                  SECTION 7. VOTING. Each stockholder shall, except as otherwise provided by law or by the Certificate of Incorporation, at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock entitled to vote held by such stockholder, but no proxy shall be voted on after three years from its date, unless said proxy provides for a longer period. Every proxy must be signed by the stockholder or by his attorney-in-fact, and shall be filed with the Inspectors of Election, if any, prior to being voted upon. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a vote of a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the Certificate of Incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot, unless the Board of Directors in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

                  SECTION 8. STOCKHOLDERS LIST. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make a complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order with the address of each and the number of shares held by each, shall be open to the examination of any stockholder, for


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any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole thereof and may be inspected by any stockholder who is present. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the ledger, the list required by this Section 8 of Article I or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                  SECTION 9. ADDRESSES OF STOCKHOLDERS. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his last known post office address.

                  SECTION 10. INSPECTORS OF ELECTION. The Board of Directors may at any time appoint one or more persons to serve as Inspectors of Election at the next succeeding annual meeting of stockholders or at any other meeting or meetings and the Board of Directors may at any time fill any vacancy in the office of Inspector. If the Board of Directors fails to appoint Inspectors, or if any Inspector appointed be absent or refuses to act, or if his office becomes vacant and be not filled by the Board of Directors, the Chairman of any meeting of the stockholders may appoint one or more temporary Inspectors for such meeting. Each Inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of his ability. The Inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the Inspector or Inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by him or them and execute a certificate of any fact found by him or them. Except as otherwise required by subsection (e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the corporation. All proxies shall be filed with the Inspectors of Election of the meeting before being voted upon.

                  SECTION 11. ACTION BY CONSENT. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any meeting of stockholders, or any action which may be taken at any meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding voting stock of the Corporation. In addition, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so


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taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

                  SECTION 12. STOCKHOLDER NOMINATIONS AND PROPOSALS. Nominations for election as a director and proposals for stockholder action may be made only by stockholders of the Corporation of record at the time of the giving of notice provided for herein and shall be made in writing and shall be delivered or mailed to the Secretary of the Corporation (a) in the case of an annual meeting of stockholders that is called for a date that is within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than sixty (60) days nor more than ninety (90) days prior to such anniversary date; and (b) in the case of an annual meeting of stockholders that is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of stockholders, or in the case of a special meeting of stockholders, not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Such notification shall contain a written statement of the stockholder's proposal and of the reasons therefor, his name and address and number of shares owned, and, in the case of the nomination of a director, nominations shall contain the following information to the extent known by the notifying stockholder: (i) the name, age and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the nominee's qualifications to serve as a director; (iv) such other information relating to such nominee as required to be disclosed in solicitation of proxies for the election of directors pursuant to the rules and regulations of the Securities and Exchange Commission; (v) the name and residence address of the notifying stockholder; and (vi) the number of shares owned by the notifying stockholder, and shall be accompanied by the nominee's written consent to being named a nominee and serving as a director if elected. A stockholder making any proposal shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended. Nominations or proposals not made in accordance herewith may be disregarded by the chairman of the meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposals may be disregarded.

                                   ARTICLE II

                               BOARD OF DIRECTORS
                               ------------------

                  SECTION 1. GENERAL POWERS. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors shall have the power and authority to authorize the officers of the Corporation to enter into such agreements as the Board of Directors shall deem appropriate, including the power and authority to authorize the seal of the Corporation to be affixed to all papers that may require it.

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                  SECTION 2. NUMBER, QUALIFICATION AND TERM OF OFFICE. The
initial number of directors shall consist of six (6) persons. Thereafter, the number of directors may be fixed from time to time by action of the Board of Directors within the maximum and minimum limits provided by the Certificate of Incorporation. Directors need not be stockholders. The directors shall be elected at the annual meeting of stockholders except as otherwise provided for filling vacancies. Each director shall hold office for the term for which he is appointed or elected and until his successor shall have been elected and shall qualify, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Directors need not be elected by ballot, except upon demand of any stockholder. The Chairman of the Board, if one be elected, and the Vice Chairman of the Board, if one be elected, shall be chosen from among the directors. The number of directors may be increased or decreased by action of the stockholders or of the directors.

                  SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be an executive officer of the Corporation and shall preside, if present, at all meetings of the stockholders and at all meetings of the Board of Directors and shall perform such other duties and have such other powers as from time to time may be assigned by the Board of Directors or prescribed by these Bylaws.

                  SECTION 4. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if any, shall, at the request of the Chairman of the Board or in his absence or disability, perform the duties of the Chairman of the Board and when so acting shall, have all the powers of, and be subject to all restrictions upon, the Chairman of the Board and shall perform such other duties and have such other powers as from time to time may be assigned to him by the Chairman of the Board or prescribed by these Bylaws.

                  SECTION 5. QUORUM AND MANNER OF ACTION. Except as otherwise provided by law or these Bylaws, a majority of the entire Board of Directors shall be required to constitute a quorum for the transaction of business at any meeting, except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided that such majority shall constitute at least one-half of the whole Board. The act of a majority of a quorum of the Board of Directors shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given. The directors shall act only as a board and individual directors shall have no power as such. In the event that the Board of Directors shall be unable to take action on any matter because of a deadlock, upon the motion of any director the matter shall be submitted to a vote of the stockholders. Any action so approved by a majority vote of the stockholders shall be the action of the Board of Directors, however, any director who voted against the action taken by the stockholders prior to the submission of such matter to the stockholders may, within ten days following such stockholder vote, dissent in writing to such action to the Secretary of the Corporation, who shall enter such dissent in the minutes of the Corporation.

                  SECTION 6. PLACE OF MEETINGS; ETC. The Board of Directors may hold its meetings, have one or more offices and keep the books and records of the Corporation at such place or places within or without the State of Delaware as the Board may from time to time determine or as


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shall be specified or fixed in the respective notices or waivers of notice thereof.

                  SECTION 7. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held for the election of officers and the transaction of other business as soon as practicable after each annual meeting of stockholders, and other regular meetings of said Board shall be held at such times and places as said Board shall direct. No notice shall be required for any regular meeting of the Board of Directors but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every director at least three days before the first meeting held in pursuance thereof.

                  SECTION 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, or any one Director. The Secretary or any Assistant Secretary shall give notice of the time and place of each special meeting by mailing a written notice of the same to each director at his last known post office address at least three business days before the meeting or by causing the same to be delivered personally or to be transmitted by telecopier, overnight mail, telegraph, cable, wireless, telephone or orally at least twenty-four hours before the meeting to each director. In the event the Secretary or Assistant Secretary shall fail to give the notice of a special meeting called in accordance with this Section 8, the person who called such meeting shall be empowered to give notice of such meeting in accordance with the immediately preceding sentence.

                  SECTION 9. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                  SECTION 10. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board or in his absence, the Vice Chairman of the Board, or in his absence or non-election, a director chosen by a majority of the directors present shall act as Chairman. The Secretary or, in his absence, an Assistant Secretary or, in the absence of both the Secretary and an Assistant Secretary, any person appointed by the Chairman shall act as secretary of the meeting.

                  SECTION 11. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer, or the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 12. REMOVAL OF DIRECTORS. Except as otherwise provided by law, any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.

                  SECTION 13. VACANCIES. Any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of directors or any other cause shall


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be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and qualified, or until their earlier resignation or removal.

                  SECTION 14. COMPENSATION OF DIRECTORS. Directors may receive such reasonable sums for their services and expenses as may be directed by resolution of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for their services and expenses.

                  SECTION 15. COMMITTEES. By resolution or resolutions passed by a majority of the whole Board at any meeting of the Board of Directors, the directors may designate one or more committees of the Board of Directors, each committee to consist of two or more directors. To the extent provided in said resolution or resolutions, unless otherwise provided by law, such committee or committees shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power and authority to authorize the seal of the Corporation to be affixed to all papers that may require it. No committee, however, shall have the power to declare dividends or to authorize the issuance of shares of capital stock of the Corporation. Further, the Board of Directors may designate one or more directors as alternate members of a committee who may replace an absent or disqualified member at any meeting. If an alternative member of a committee is not selected by the Board of Directors, and in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. A committee may make such rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of a committee shall constitute a quorum for the transaction of business of such committee. Regular meetings of a committee shall be held at such times as such committee shall from time to time by resolution determine. No notice shall be required for any regular meeting of a committee but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every member of such committee at least three days before the first meeting held in pursuance thereof. Special meetings of a committee may be called by the Chairman of such committee or the Secretary of such committee, or any two members thereof. The Secretary of the Corporation or the Secretary of such committee shall give notice of the time and place of each special meeting by mail at least two days before such meeting or by telegraph, cable, wireless, telephone or orally at least twenty-four hours before the meeting to each member of such committee.

                  SECTION 16. PARTICIPATION IN MEETINGS. Members of the Board of Directors or of any committee may participate in any meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

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                  SECTION 17. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted by such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                                   ARTICLE III

                                    OFFICERS
                                    --------

                  SECTION 1. NUMBER. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Treasurer and a Secretary and, if deemed necessary, expedient or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, an Executive Vice President and one or more other Vice-Presidents. In addition, the Board may elect one or more Vice Presidents and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article III. Any number of offices may be held by the same person, as the directors may determine. Except as may otherwise be provided in the resolutions of the Board of Directors choosing him, no officer other than the Chief Executive Officer, need be a director.

                  SECTION 2. ELECTION, TERM OF OFFICE AND QUALIFICATION. The officers shall be elected annually by the Board of Directors at their first meeting after each annual meeting of the stockholders of the Corporation. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article, shall hold office until his successor shall have been duly elected and qualified, or until his death or until he shall have resigned or shall have become disqualified or shall have been removed in the manner hereinafter provided.

                  SECTION 3. SUBORDINATE OFFICERS. The Board of Directors or the Chief Executive Officer may from time to time appoint such other officers, including a Chief Financial Officer and



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one or more Vice Presidents, Assistant Treasurers, or Assistant Secretaries, and
such agents and employees of the Corporation as may be deemed necessary or desirable. Such officers, agents and employees shall hold office for such period and upon such terms and conditions, have such authority and perform such duties as in these Bylaws provided or as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Board of Directors or the Chief Executive Officer may from time to time authorize any officer to appoint and remove agents and employees and to prescribe the powers and duties thereof.

                  SECTION 4. REMOVAL. Any officer may be removed, either with or without cause, by the affirmative vote of a majority of the Board of Directors.

                  SECTION 5. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 6. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for regular election or appointment to such office.

                  SECTION 7. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer in general shall supervise and control all of the business and affairs of the Corporation, under the direction and subject to the control of the Board and the Chairman of the Board. The Chief Executive Officer shall perform, under the direction and subject to the control of the Board, all duties incident to the office of Chief Executive Officer and such other duties as the Board may assign to the Chief Executive Officer from time to time. The Chief Executive Officer may execute (in facsimile or otherwise) and deliver any deeds, mortgages, bonds, contracts or other instruments that the Board has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly and exclusively delegated to one or more other officers or agents of the Corporation by the Board or these Bylaws, or where the execution and delivery thereof shall be required by law to be executed and delivered by another person.

                  SECTION 8. PRESIDENT. Individuals appointed to the office of President shall perform, under the direction and subject to the control of the Board of Directors and the Chief Executive Officer, all duties incident to the office of President and such other duties as the Board or Chief Executive Officer may assign to such President from time to time. The President may execute (in facsimile or otherwise) and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board or the Chief Executive Officer has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly and exclusively delegated to one or more other officers of agents of the Corporation by the Board or these Bylaws, or where the execution and delivery thereof shall be required by applicable law to be executed and delivered by another person.

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

                  SECTION 9. VICE PRESIDENTS. A Vice President may sign with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary certificates of stock of the Corporation and shall have such other powers and shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer or prescribed by these Bylaws.

                  SECTION 10. SECRETARY. The Secretary shall keep or cause to be kept, in books provided for the purpose, the minutes of the meetings of the stockholders, the Board of Directors and any committee when so required, shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law, shall be custodian of the records and the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws, shall keep or cause to be kept a register of the post office address of each stockholder, may sign with the Chairman of the Board, the President or any Vice President certificates of stock of the Corporation, and in general shall perform such duties and have such powers incident to the office of Secretary and shall perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer or prescribed by these Bylaws.

                  SECTION 11. ASSISTANT SECRETARIES. An Assistant Secretary may sign with the Chairman of the Board, the President or any Vice President certificates of stock of the Corporation and shall, at the request of the Secretary or in his absence or disability, perform the duties of the Secretary and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary and shall perform such other duties and have such other powers as from time to time may be assigned to him by the Chief Executive Officer, the Secretary or the Board of Directors or prescribed by these Bylaws.

                  SECTION 12. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be responsible to the Board of Directors and the Chief Executive Officer for all financial control and internal audit of the Corporation and its subsidiaries. He shall perform such other duties as may be assigned to him by the Board of Directors, the Chief Executive Officer or prescribed by these Bylaws.

                  SECTION 13. TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these Bylaws, shall at all reasonable times exhibit his books of account and records, and cause to be exhibited the books of account and records of any corporation controlled by the Corporation to any of the directors of the Corporation upon application during business hours at the office of the Corporation, or such other corporation, where such books and records are kept, shall, if called upon to do so, receive and give receipts for monies due and payable to the Corporation from any source whatsoever, may sign with the Chairman of the Board, the President or any Vice President certificates of stock of the Corporation, and in general shall perform such duties and have such powers incident to the office of Treasurer and such other duties and have


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such other powers as from time to time may be assigned to him by the Board of
Directors or the Chief Executive Officer or prescribed by these Bylaws.

                  SECTION 14. ASSISTANT TREASURERS. An Assistant Treasurer may sign with the Chairman of the Board, the President or any Vice President certificates of stock of the Corporation and shall, at the request of the Treasurer or in his absence or disability, perform the duties of the Treasurer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Treasurer and shall perform such duties and have such other powers as from time to time may be assigned to him by the Chief Executive Officer, the Treasurer or the Board of Directors or prescribed by these Bylaws.

                  SECTION 15. OTHER OFFICERS. Such officers as the Board of Directors may choose shall perform such duties and have such powers as may be appropriate to such officer or as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                  SECTION 16. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                  SECTION 17. AUTHORITY OF OFFICERS. The officers of the Corporation shall have such duties and authority as set forth in these Bylaws and as shall be determined from time to time by the Board of Directors.


                                   ARTICLE IV

                            SHARES AND THEIR TRANSFER
                            -------------------------

                  SECTION 1. CERTIFICATES OF STOCK. Certificates for shares of the capital stock of the Corporation shall be in such form not inconsistent with law as shall be approved by the Board of Directors. They shall be numbered in order of their issue and shall be signed by the Chairman of the Board, the President or any Vice President and the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Corporation, and the seal of the Corporation shall be affixed thereto. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been placed upon any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Corporation.

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

                  SECTION 2. UNCERTIFICATED SHARES. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

                  SECTION 3. FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

                  SECTION 4. TRANSFER OF STOCK. Transfer of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney hereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation, or a transfer agent of the Corporation, if any, on surrender of the certificate or certificates for such shares properly endorsed. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                  SECTION 5. LOST, DESTROYED AND MUTILATED CERTIFICATES. The holder of any stock issued by the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor or the failure to receive a certificate of stock issued by the Corporation, and the Board of Directors or the Secretary of the Corporation may, in its or his discretion, cause to be issued to such holder a new certificate or certificates of stock, upon compliance with such rules, regulations and/or procedures as may be prescribed or have been prescribed by the Board of Directors with respect to the issuance of new certificates in lieu of such lost, destroyed or mutilated certificate or certificates of stock issued by the Corporation which are not received, including reasonable indemnification to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of

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


such new certificate.

                  SECTION 6. TRANSFER AGENT AND REGISTRAR; REGULATIONS. The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation shall be directly transferable, and also one or more registry offices, each in the charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered, and no certificate for shares of the capital stock of the Corporation, in respect of which a Registrar and/or Transfer Agent shall have been designated, shall be valid unless countersigned by such Transfer Agent and registered by such Registrar, if any. The Board of Directors shall also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

                  SECTION 7. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action, and only such stockholders as shall be stockholders of record of the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, to express consent to any such corporate action to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If the stock transfer books are to be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting in the case of a merger or consolidation, the books shall be closed at least twenty days before such meeting.

                  SECTION 8. BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

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                                    ARTICLE V

                               GENERAL PROVISIONS
                               ------------------

                  SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall end on such date of each year as shall be determined by the Board of Directors of the Corporation.

                  SECTION 2. WAIVERS OF NOTICE. Whenever any notice of any nature is required by law, the provisions of the Certificate of Incorporation or these Bylaws to be given, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                  SECTION 3. QUALIFYING IN FOREIGN JURISDICTION. The Board of Directors shall have the power at any time and from time to time to take or cause to be taken any and all measures which they may deem necessary for qualification to do business as a foreign corporation in any one or more foreign jurisdictions and for withdraw therefrom.

                  SECTION 4. REGISTERED OFFICE. The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware.

                  SECTION 5. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine.

                  SECTION 6. PROXIES. Except as otherwise provided in these Bylaws or in the Certificate of Incorporation of the Corporation, and unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board may appoint from time to time an attorney or attorneys, or agent or agents, of the Corporation, on behalf and in the name of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf and in the name of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                  SECTION 7. SEAL. The Board of Directors shall provide a suitable seal containing the name of the Corporation, which seal shall be in the charge of the Secretary and which may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. If and when so directed by the Board of Directors, a duplicate of the seal may be kept and be used by an officer of the Corporation designated by the Board.

                  SECTION 8. DIVIDENDS. Dividends upon the capital stock of the Corporation,


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subject to the provisions of the Certificate of Incorporation, if any, may be
declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                  SECTION 9. DISBURSEMENTS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons at the Board of Directors may from time to time designate.


                                   ARTICLE VI

                                   AMENDMENTS
                                   ----------

                  These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by either the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

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